                                                                   EXHIBIT 10.19

================================================================================

                            STOCK PURCHASE AGREEMENT

                                     among

                              E*TRADE GROUP, INC.

                                      and

                             SOFTBANK HOLDINGS INC.


                              --------------------
                              Dated:  June 6, 1996
                              --------------------


================================================================================

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1 DEFINITIONS.......................................................   1
              1.1    Definitions............................................   1
              1.2    Accounting Terms; Financial Statements.................   4
              1.3    Knowledge of the Company...............................   4

ARTICLE 2 PURCHASE AND SALE OF PREFERRED STOCK..............................   4
              2.1    Purchase and Sale of Preferred Stock...................   4
              2.2    Closing................................................   4

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.... ................   5
              3.1   Corporate Existence and Power...........................   5
              3.2   Corporate Authorization; No Contravention...............   5
              3.3   Governmental Authorization; Third Party Consents........   5
              3.4   Binding Effect..........................................   5
              3.5   Litigation..............................................   5
              3.6   Compliance with Laws....................................   6
              3.7   Capitalization..........................................   6
              3.8   No Default or Breach....................................   7
              3.9   Financial Statements....................................   7
              3.10  No Material Adverse Change; Ordinary Course of Business.   7
              3.11  Investment Company......................................   7
              3.12  Private Offering........................................   7
              3.13  Title to Assets.........................................   7
              3.14  Intellectual Property...................................   7
              3.15  Liabilities.............................................   8
              3.16  Broker's, Finder's or Similar Fees......................   8
              3.17  Disclosure in this Agreement and Other Documents........   8


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................   8
              4.1   Existence and Power.....................................   8
              4.2   Authorization; No Contravention.........................   8
              4.3   Governmental Authorization; Third Party Consents........   8
              4.4   Binding Effect..........................................   8
              4.5   Purchase Entirely for Own Account.......................   9
              4.6   Restricted Securities...................................   9
              4.7   Further Limitations on Disposition......................   9
              4.8   Disclosure of Information...............................   9
              4.9   Investment Experience...................................   9
              4.10  Legends.................................................   9
              4.11  Broker's, Finder's or Similar Fees......................  10
              4.12  Nature of Transaction...................................  10

ARTICLE 5 BLUE SKY..........................................................  10
              5.1   Corporate Securities Law................................  10


                                      i.

                                                                            Page
                                                                            ----

ARTICLE 6 CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE............  11
              6.1   Secretary's Certificate.................................  11
              6.2   Certificate.............................................  11
              6.3   Documents...............................................  11
              6.4   Stockholders Agreement Supplement and Amendment.........  11
              6.5   Restated Articles of Incorporation......................  11
              6.6   Consents and Approvals..................................  11

ARTICLE 7 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE....... .....  12
              7.1   Restated Articles of Incorporation......................  12
              7.2   Purchaser's Certificate.................................  12
              7.3   Stockholders Agreement Supplement and Amendment.........  12
              7.4   California Qualification................................  12

ARTICLE 8 INDEMNIFICATION...................................................  12
              8.1   Indemnification of Purchaser............................  12
              8.2   Indemnification of the Company..........................  13
              8.3   Notification............................................  13

ARTICLE 9 AFFIRMATIVE COVENANTS.............................................  14
              9.1   Preservation of Corporate Existence.....................  14
              9.2   Financial Statements and Other Information..............  14
              9.3   Inspection..............................................  14
              9.4   Back-Ups of Computer Software...........................  15
              9.5   Books and Records.......................................  15
              9.6   Conversion of Preferred Stock...........................  15

ARTICLE 10 MISCELLANEOUS....................................................  15
              10.1  Lock-Up Period..........................................  15
              10.2  Survival of Representations and Warranties..............  15
              10.3  Notices.................................................  15
              10.4  Successors and Assigns..................................  16
              10.5  Amendment and Waiver....................................  16
              10.6  Counterparts............................................  17
              10.7  Headings................................................  17
              10.8  Governing Law...........................................  17
              10.9  Severability............................................  17
              10.10 Entire Agreement........................................  17
              10.11 Fees....................................................  17
              10.12 Further Assurances......................................  17

                                      ii.

                            STOCK PURCHASE AGREEMENT



          This AGREEMENT, dated June 6, 1996 (this "Agreement"), among E*Trade Group, Inc., a California corporation (the "Company"), and SOFTBANK Holdings Inc., a Delaware corporation ("SOFTBANK" or the "Purchaser").

          WHEREAS, the Company proposes to sell to the Purchaser, for an aggregate purchase price of $8,999,900, an aggregate of 11,180 shares of Series C Preferred Stock, par value $.15 per share, of the Company (the "Preferred Stock").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in
           ---------
Rule 12b-2 under the Exchange Act.

          "Agreement" means this Agreement as the same may be amended,
           ---------
supplemented or modified in accordance with the terms hereof.

          "Balance Sheet Date" means March 31, 1996.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the State of California are authorized or required by law or executive order to close.

          "Bylaws" means the amended and restated bylaws of the Company as in
           ------
effect as of the Closing Date substantially in the form attached hereto as

Exhibit B.
- ---------

          "Capital Lease Obligation" of any Person shall mean, as of the date of
           ------------------------
determination, any obligation of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations, as of the date of determination, shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "Closing" has the meaning set forth in Section 2.2 of this Agreement.
           -------

          "Closing Date" means the date specified in Section 2.2 of this
           ------------
Agreement.

                                      1.

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the Common Stock, par value $.10 per share, of
           ------------
the Company.

          "Common Stock Equivalents" means any security or obligation which is
           ------------------------
by its terms convertible into shares of capital stock of the Company and any option, warrant or other subscription or purchase right with respect to capital stock of the Company.

          "Company" means E*Trade Group, Inc., a California corporation.
           -------

          "Condition of the Company" means the assets, business, properties,
           ------------------------
operations or financial condition of the Company, taken as a whole.

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"),
                ------------------                           ---------------
whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor or (c) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the beneficiary of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligations" means as to any Person, any provision of any
           -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Defined Benefit Plan" means a defined benefit plan within the meaning
           --------------------
of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or nonqualified (whether or not subject to ERISA or the Code).

          "Environmental Laws" means federal, state and local laws, principles
           ------------------
of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended (or any successor statute thereto).

          "ERISA Affiliate" means any Person that is treated as a single
           ---------------
employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

                                      2.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
(or any successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

          "Financial Statements" has the meaning set forth in Section 3.9 of
           --------------------
this Agreement.

          "GAAP" means United States generally accepted accounting principles in
           ----
effect from time to time.

          "Governmental Authority" means the government of the United States,
           ----------------------
any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indebtedness" means as to any Person (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business and (ii) compensation, pension obligations and other obligations arising out of employee benefits and employee arrangements, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

          "Liabilities" has the meaning set forth in Section 3.15 of this
           -----------
Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "NASD" means the National Association of Securities Dealers, Inc.
           ----

          "Outstanding Borrowings" means all Indebtedness of the Company or its
           ----------------------
Subsidiary for money borrowed that is outstanding on the relevant date of determination.

          "Permits" has the meaning assigned to such term in Section 3.6 of the
           -------
Agreement.

          "Person" means any individual, firm, corporation, limited liability
           ------
company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental

                                      3.

Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" means Series C Preferred Stock, par value $.15 per
           ---------------
share, of the Company.

          "Purchased Shares" has the meaning set forth in Section 2.1 of this
           ----------------
Agreement.

          "Purchaser" means SOFTBANK Holdings Inc..
           ---------

          "Requirements of Law" means as to any Person, any law, treaty, rule,
           -------------------
regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Restated Articles of Incorporation" means the Restated Articles of
           ----------------------------------
Incorporation of the Company (including a Certificate of Determination or other amendments establishing the Series C Preferred Stock), as the same may have been amended and as in effect as of the Closing Date substantially in the form attached hereto as Exhibit A.
                   ---------

          "Securities Act" means the Securities Act of 1933, as amended, (or any
           --------------
successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

          "Stockholders Agreement"  means the Stockholders Agreement among the
           ----------------------
Company, General Atlantic Partners II, L.P., GAP Coinvestment Partners, L.P., William A. Porter and Bernard A. Newcomb, dated September 28, 1995, as amended by the Stockholders Agreement Supplement and Amendment.

          "Stockholders Agreement Supplement and Amendment" means the
           -----------------------------------------------
Stockholders Agreement Supplement and Amendment, substantially in the form attached hereto as Exhibit C, which supersedes and replaces Supplement No. 1 to
                   ---------
the Stockholders Agreement dated April 10, 1996 by and among General Atlantic Partners II, L.P., GAP Coinvestment Partners, L.P., William A. Porter, Bernard
A. Newcomb, Richard S. Braddock and the Cotsakos Group.

          "Subsidiary" means E*Trade Securities, Inc., a California corporation.
           ----------

          "Transaction Documents" means collectively, this Agreement and any
           ---------------------
materials or documents delivered pursuant hereto, including the Stockholders Agreement Supplement.

          1.2  Accounting Terms; Financial Statements.  All accounting terms
               --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

          1.3  Knowledge of the Company.  All references to the knowledge of the
               ------------------------
Company shall mean the actual knowledge of any executive officer of the Company or any executive officer of its Subsidiary.

                                      4.

                                   ARTICLE 2

                      PURCHASE AND SALE OF PREFERRED STOCK
                      ------------------------------------

          2.1  Purchase and Sale of Preferred Stock.  Subject to the terms and
               ------------------------------------
conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company on the Closing Date, 11,180 shares of Preferred Stock, for the purchase price of $805 per share (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as "Purchased Shares").

          2.2  Closing.  The purchase and issuance of the Purchased Shares (the
               -------
"Closing") shall take place on the date hereof (the "Closing Date") and shall be consummated in accordance with arrangements reasonably acceptable to counsel for the Purchaser and counsel for the Company. On the Closing Date, (a) the Company and the Purchaser shall execute and deliver the Transaction Documents, and (b) the Company shall deliver to the Purchaser certificates representing the Purchased Shares against delivery by the Purchaser to the Company, of the aggregate purchase price therefor by wire transfer of immediately available funds or certified check. Notwithstanding the foregoing, the Purchaser acknowledges and agrees that the Certificate of Determination of Preferences, designating and creating the Series C Preferred Stock, may not be accepted for filing by the California Secretary of State on the Closing Date. The Company agrees that the $8,999,900 (the "Proceeds") delivered to the Company pursuant to this Agreement shall be held in a non-interesting bearing segregated account of the Company and shall not be drawn upon or utilized until such time as the Certificate of Determination of Preferences is accepted by the California Secretary of State for filing and is in full force and effect. Upon delivery of the Proceeds to the Company, the transactions contemplated hereby shall be declared closed. As a condition subsequent to the Closing, the Company agrees to refund the Proceeds (without interest) to the Purchaser if the Certificate of Determination of Preferences is not accepted for filing by the California Secretary of State and in full force and effect within four (4) weeks of the Closing Date. Purchaser acknowledges that the form of Certificate of Determination of Preferences initially submitted for filing with the California Secretary of State may be altered or amended in response to comments received from the Secretary of State which alterations or amendments shall not materially alter the rights, preferences and privileges of the Series C Preferred Stock.


                                   ARTICLE 3

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY
                           -------------------------

          The Company represents and warrants to the Purchaser, as follows (except as set forth in the attached Schedule of Exceptions which includes a supplemental disclosure entitled "Risk Factors").

          3.1  Corporate Existence and Power.  Each of the Company and its
               -----------------------------
Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of California; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so or be so would not have a material adverse effect on the Condition of the Company. The Company has the requisite corporate power and authority

                                      5.

to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

          3.2  Corporate Authorization; No Contravention.  The execution,
               -----------------------------------------
delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Purchased Shares (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Restated Articles of Incorporation or Bylaws, or any amendment of either thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company.

          3.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or Contractual Obligation is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares), by the Company of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby, except for the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporation Code and a Form D pursuant to the Securities Act, which filings will be made by the Company immediately following the Closing.

          3.4  Binding Effect.  This Agreement and each of the other Transaction
               --------------
Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          3.5  Litigation.  There are no legal actions, suits, proceedings,
               ----------
claims, complaints, disputes or investigations pending, or to the knowledge of the Company threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or its Subsidiary or any of the property or assets of the Company or its Subsidiary.

          3.6  Compliance with Laws.
               --------------------

               (a) To the knowledge of the Company, the Company and its Subsidiary are in compliance with all Requirements of Law in all respects.

               (b)  (i)    The Company and its Subsidiary have all licenses,
permits, orders or approvals of any Governmental Authority and self-regulating organization, including the NASD (collectively, "Permits") that are material to or necessary for the conduct of the business or proposed business of the Company and its Subsidiary.

                    (ii)   Such Permits are in full force and effect.

                    (iii) No violations are or have been recorded in respect of any Permit.

                                      6.

               (c) The Subsidiary is registered as a broker-dealer with the Commission, is a duly qualified member in good standing of the NASD and has provided to the Purchaser true and correct copies of all its filings with the Commission and amendments thereto during the last three years. It is duly qualified and registered as a broker-dealer in each jurisdiction where failure to be so qualified or registered could have a material adverse effect on the Condition of the Company and the Subsidiary, and, to the knowledge of the Company, is in compliance with all applicable laws, rules and regulations of the Commission, the NASD and any such jurisdiction.

               (d) To the knowledge of the Company, no material expenditure is presently required by the Company or its Subsidiary to comply with any existing Requirement of Law.

               (e) To the knowledge of the Company, the property, assets and operations at any time owned or leased by the Company or its Subsidiary have been in compliance in all material respects with all applicable Environmental Laws, while owned or leased.

          3.7  Capitalization.  The authorized capital stock of the Company,
               --------------
after giving effect to the transactions contemplated hereby, is set forth on

Schedule 3.7 which lists the number of (a) authorized, issued and outstanding
- ------------
shares of Common Stock, (b) authorized, issued and outstanding shares of Series A Preferred Stock, and (c) the authorized, issued and outstanding shares of Series B Preferred Stock. Schedule 3.7 also sets forth a true and complete list
                           ------------
of the stockholders of the Company and, opposite the name of each stockholder, the amount of all outstanding capital stock and Common Stock Equivalents owned by such stockholder. All sales of stock to such stockholders were properly made under the Securities Act to an accredited investor (as such term is defined in the Securities Act) or were otherwise exempt from registration under the Securities Act. Schedule 3.7 also sets forth the number of (a) shares of Common
                 ------------
Stock the Company has reserved for issuance to employees, directors and consultants upon exercise of stock options, (b) shares reserved by the Company authorized for future options, and (c) shares of Common Stock reserved by the Company for issuance upon conversion of the Preferred Stock. Except as described herein, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or Common Stock Equivalents and the Company is under no obligation (whether contingent or otherwise) to issue, call, repurchase, redeem or transfer any securities of the Company. The Purchased Shares to be issued to the Purchaser hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and entitled to the rights, preferences and terms set forth in the Certificate of Determination of Preferences. The shares of Common Stock issuable upon conversion of the Purchased Shares (the "Conversion Shares") have been duly and validly authorized and reserved for issuance upon such conversion and, when issued upon such conversion will be validly issued, fully paid and nonassessable. The issued and outstanding shares of Common Stock and Preferred Stock, including, without limitation, the Purchased Shares, are all duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal securities laws.

          3.8  No Default or Breach.  Neither the Company nor its Subsidiary is
               --------------------
in default under or with respect to any provision of their respective articles of incorporation or bylaws or any Contractual Obligation, and no event has occurred and is continuing under any such provision, which with lapse of time or the giving of notice or both, would constitute a material default thereunder.

          3.9  Financial Statements.  The Company has delivered to the Purchaser
               --------------------
its audited consolidated financial statements (balance sheet and statements of operations, cash flows and shareholders' equity, together with the notes thereto) for the fiscal year ended and as at September 30, 1995, and its

                                      7.

unaudited consolidated balance sheet and statements of operations for the six month period ending March 31, 1996 (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited financial statements do not contain full footnotes or typical year-end adjustments. The Financial Statements fairly present the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated in accordance with GAAP, subject, in the case of the unaudited financial statements, to normal year-end adjustments.

          3.10 No Material Adverse Change; Ordinary Course of Business.  Since
               -------------------------------------------------------
the Balance Sheet Date (a) there has not been any material adverse change in the Condition of the Company, (b) neither the Company nor its Subsidiary has participated in any transaction or acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its shareholders, except out of the earnings of the Company or its Subsidiary and (c) neither the Company nor its Subsidiary has increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of its business.

          3.11 Investment Company.  Neither the Company nor its Subsidiary is an
               ------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

          3.12 Private Offering.  No form of general solicitation or general
               ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares.

          3.13 Title to Assets.  The Company or its Subsidiary has good and
               ---------------
marketable title to all of the properties and assets used in their business in each case free and clear of any Lien, except for Liens not material to the Condition of the Company.

          3.14 Intellectual Property.
               ---------------------

               (a)  (i)    To the knowledge of the Company, the Company or its
Subsidiary owns or is licensed or otherwise has the right to use all trademarks, service marks, trade names, copyrights, code secrets, licenses, franchises and other rights, all products, processes and methods, computer software, computer programs and similar intangible assets of the Company and its Subsidiary (collectively, "Intellectual Property") that are necessary for the operation of its business as presently conducted and or contemplated in its business plan.

                    (ii) To the knowledge of the Company, none of the Intellectual Property currently sold to third parties by or used by the Company or its Subsidiary infringes upon or otherwise violates any Intellectual Property rights of others.

                    (iii) No litigation is pending and no claim has been made against the Company or its Subsidiary or, to the knowledge of the Company, is threatened, contesting the right of the Company or its Subsidiary to sell or license to third parties or use the Intellectual Property presently sold or licensed to third parties or used by the Company or its Subsidiary.

               (b) To the knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or its Subsidiary.

                                      8.

          3.15 Liabilities.  Neither the Company nor its Subsidiary has any
               -----------
direct or indirect obligation or liability (the "Liabilities"), other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statements, (ii) Liabilities not required by GAAP to be set forth on the Financial Statements and (iii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business.

          3.16 Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company or its Subsidiary in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such entity.

          3.17 Disclosure in this Agreement and Other Documents.  This Agreement
               ------------------------------------------------
and the documents and certificates furnished to the Purchaser by the Company at or prior to the Closing, taken as a whole, do not contain any untrue statement of a material fact or, to the knowledge of the Company, omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE 4

                              REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASER
                          ---------------------------

          The Purchaser hereby represents and warrants to the Company as follows:

          4.1  Existence and Power.  Purchaser (a) is a corporation duly
               -------------------
organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

          4.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by Purchaser under the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of the Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Purchaser, or any Requirement of Law applicable to the Purchaser.

          4.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by the Purchaser of the Transaction Documents to which the Purchaser is a party or the transactions contemplated hereby.

          4.4  Binding Effect.  The Transaction Documents to which the Purchaser
               --------------
is a party have been duly executed and delivered by the Purchaser and constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer,

                                      9.

moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          4.5  Purchase Entirely for Own Account.  Except as provided in this
               ---------------------------------
Section 4.5 and in 10.3, the Purchased Shares to be purchased by the Purchaser hereunder will be acquired for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for sale or resale in connection with any distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person, with respect to any of the Purchased Shares. Notwithstanding the foregoing, the Purchaser shall be entitled to transfer all or part of the Purchased Shares to one or more affiliated partnerships managed by it.

          4.6  Restricted Securities.  The Purchaser understands that the
               ---------------------
Purchased Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection the Purchaser represents that it is familiar with the Commission's Section 4.5,
Section 10.3, Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          4.7  Further Limitations on Disposition.  Except as provided in
               ----------------------------------
Section 10.3, without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Purchased Shares until (a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b)(i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act and (iii) if reasonably requested by the Company, the transferee shall have furnished to the Company its agreement to abide by its restrictions on transfer set forth herein as if it were a purchaser hereunder. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Section 4.5, Section 10.3 and Rule 144, as currently in existence, or Rule 144A except in unusual circumstances.

          4.8  Disclosure of Information.  The Purchaser has had an opportunity
               -------------------------
to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and has received from the Company all of the information it has requested. The Purchaser has received a draft registration statement on Form S-1 which the Company expects to file with the Securities and Exchange Commission to register the initial public offering of the Company's Common Stock. The draft registration statement includes a description of the Company's business and an indication of the risk factors associated with purchase of the Company's securities. The Purchaser acknowledges and agrees that the registration statement so received is a draft only, is subject to change and understands and acknowledges that such changes may be material.

          4.9  Investment Experience.  The Purchaser is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it has, by reason of its business or financial experience, the capacity to protect its own interests in connection with the transaction and that it is able to bear the economic risk of its investment in the transaction. The Purchaser is an "Accredited Investor" as defined in Commission Rule 501(a). Purchaser has not been organized solely for the purpose of acquiring the

                                      10.

Purchased Shares, and its investment (including mandatory assessments) does not exceed 10% of its net worth.

          4.10 Legends.  To the extent applicable, each certificate or other
               -------
document evidencing any of the Purchased Shares issued hereunder or any of the Conversion Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company and except as set forth in Sections 4.5 and 10.3, the Purchaser shall not transfer the Purchased Shares or the Conversion Shares without complying with the restrictions on transfer described in the legend endorsed thereon:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR COMPLIANCE WITH RULE 144 OR RULE 144-A PROMULGATED UNDER SUCH ACT, OR, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IF REASONABLY REQUESTED, SATISFACTORY TO ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

          The Company shall not be required (i) to transfer on its books any shares of the Purchased Shares or Conversion Shares which shall have been transferred in violation of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred in violation of the provisions set forth in this Agreement.

          4.11 Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Purchaser, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

          4.12 Nature of Transaction.  Purchaser acknowledges that it was
               ---------------------
introduced to the Company by a present shareholder of the Company and not as a result or in connection with any form of general solicitation or advertisement regarding an offering or sale of the Company's securities. Purchaser further acknowledges that the Company is currently in the process of preparing a registration statement on Form S-1 to effect the initial public offering of the Company's Common Stock. Purchaser acknowledges that it has had access to and an opportunity to ask questions of the Company's proposed underwriters for purposes of its due diligence review of the Company and its operations. Purchaser further understands that there can be no assurance that the Company will be successful in completing an initial public offering to the Company's Common Stock or that any initial public offering price per share will be greater than the amount paid per share by Purchaser in this transaction.


                                   ARTICLE 5

                                    BLUE SKY
                                    --------

          5.1  Corporate Securities Law.  THE SALE OF SECURITIES WHICH ARE THE
               ------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND ISSUANCE OF SUCH SECURITIES WITH PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH

                                      11.

SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS EXEMPT.


                                   ARTICLE 6

                         CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASER TO CLOSE
                           -------------------------

          The obligation of the Purchaser to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchaser of the following conditions on or before the Closing Date.

          6.1  Secretary's Certificate.  The Purchaser shall have received a
               -----------------------
certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Restated Articles of Incorporation, the Bylaws and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect.

          6.2  Certificate.  The Purchaser shall have received a certificate
               -----------
from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct on the Closing Date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

          6.3  Documents.  The Purchaser shall have received true, complete and
               ---------
correct copies of such documents and opinions as they may reasonably request in connection with or relating to the sale of the Purchased Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

          6.4  Stockholders Agreement Supplement and Amendment.  The Company,
               -----------------------------------------------
the stockholders of the Company named in the Stockholders Agreement and the Purchaser shall have duly executed and delivered the Stockholders Agreement Supplement and Amendment, substantially in the form attached hereto as Exhibit
                                                                       -------
C.
- -
          6.5  Restated Articles of Incorporation.  Subject to the condition
               ----------------------------------
subsequent set forth in Section 2.2, the Certificate of Determination of Preferences shall have been filed with the Secretary of State of the State of California.

          6.6  Consents and Approvals.  All consents, exemptions,
               ----------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of the Transaction Documents to which it is a party, except for the

                                      12.

filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporation Code and a Form D pursuant to the Securities Act, shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.


                                 ARTICLE 7

                         CONDITIONS TO THE OBLIGATIONS
                            OF THE COMPANY TO CLOSE
                            -----------------------

          The obligations of the Company to sell the Purchased Shares and to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waived by, the Company of the following conditions on or before the Closing Date;

          7.1  Restated Articles of Incorporation.  Subject to the condition
               ----------------------------------
subsequent set forth in Section 2.2, the Certificate of Determination of Preferences shall have been filed with the Secretary of State of the State of California.

          7.2  Purchaser's Certificate.  The Company shall have received a
               -----------------------
certificate from the Purchaser, in form and substance satisfactory to the Company, dated the Closing Date certifying that (a) the representations and warranties of the Purchaser contained in Article 4 hereof are true and correct on the Closing Date and (b) the Purchaser has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

          7.3  Stockholders Agreement Supplement and Amendment.  The Company,
               -----------------------------------------------
the stockholders of the Company named in the Stockholders Agreement and the Purchaser shall have duly executed and delivered the Stockholders Agreement Supplement and Amendment substantially in the form attached hereto as Exhibit C.
                                                                      ---------

          7.4  California Qualification.  The Commissioner of Corporations of
               ------------------------
the State of California and any other applicable state regulatory authority shall have issued permits qualifying the offer and sale to the Purchaser of the Purchased Shares or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended.


                                   ARTICLE 8

                                INDEMNIFICATION
                                ---------------

          8.1  Indemnification of Purchaser.  Except as otherwise provided in
               ----------------------------
this Article 8, the Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and its respective officers, directors, agents, employees, subsidiaries, partners and controlling persons to the fullest extent permitted by law from and against any and all losses, claims (including any claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Losses") resulting from, arising out of or relating to any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents to which it is a party, including, without limitation, Losses arising out of or relating to any legal, administrative or other actions (including actions brought by the Purchaser or derivative actions brought by any Person claiming through or in the Company's name), proceedings or

                                      13.

investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or the other Transaction Documents, the transactions contemplated hereby or thereby, or the Company's role herein or therein or in transactions contemplated hereby or thereby; provided, however, that the Company shall not be liable under this Section 8.1
- --------  -------
to such party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such party of any representation, warranty, covenant or other agreement of such party contained in this Agreement; and provided, further, that if and to the extent that such
                    --------  -------
indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such party. The provisions of this Section 8.1 shall not be deemed exclusive of any other rights of indemnification or other remedy to which the Purchaser may be entitled.

          8.2  Indemnification of the Company.  Except as otherwise provided in
               ------------------------------
this Article 8, the Purchaser agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons to the fullest extent permitted by law from and against any and all Losses resulting from, arising out of or relating to any breach of any representation or warranty, covenant or agreement by the Purchaser in this Agreement, or the other Transaction Documents to which it is a party, including, without limitation, Losses arising out of or relating to any legal, administrative or other actions, proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or the Purchaser's role therein or in transactions contemplated thereby; provided, however, that the Purchaser shall not be liable
                      --------  -------
for any payments pursuant to this Section 8.2 in excess of the purchase price paid for the Purchased Shares; provided, further, that the Purchaser shall not
                               --------  -------
be liable under this Section 8.2 to any party to the extent that it is finally judicially determined that such losses resulted primarily from the material breach by such party of any representation, warranty, covenant or other agreement of such party contained in this Agreement; and provided, further, that
                                                         --------  -------
if and to the extent that such indemnification is unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws.
In connection with the obligation of the Purchaser to indemnify for expenses set forth above, the Purchaser shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such party. The provisions of this Section 8.2 shall not be deemed exclusive of any other rights of indemnification or other remedy to which the Company may be entitled.

          8.3  Notification.  Each Person entitled to indemnification pursuant
               ------------
to this Article 8 (each, an "Indemnified Party") will, promptly after the occurrence of any event, or after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the indemnifying party under this Article 8 (each, an "Indemnifying Party"), notify the Indemnifying Party in writing thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which they may have to such Indemnified Party under this Article 8 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, it shall notify the Indemnifying Party of the commencement thereof, and the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any
                     --------  -------

                                      14.

Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party and an Indemnified Party, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable
           --------  -------
for the fees and expenses of more than one counsel (plus local counsel) to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent (i) includes an unconditional release of the Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.


                                   ARTICLE 9

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Until the consummation of an initial public offering of equity securities of the Company pursuant to a registration statement under the Securities Act (at which time the provisions of this Article 9 shall become null and void), the Company hereby covenants and agrees with the Purchaser as follows:

          9.1  Preservation of Corporate Existence.  The Company shall and shall
               -----------------------------------
cause its Subsidiary to:

               (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization; and

               (b) use its best efforts to file or cause to be filed in a timely manner all reports, applications and licenses that shall be required by a Governmental Authority and that, if not timely filed, would have a material adverse effect on the Condition of the Company.

          Notwithstanding the foregoing, the Company intends to effect a reincorporation into the State of Delaware prior to and in connection with its initial public offering. Purchaser hereby consents to such reincorporation and further agrees to take all reasonable actions requested by the Company to cause such reincorporation to be consummated.

          9.2  Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to the Purchaser, in form and substance satisfactory to the Purchaser:

               (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as of the end of such year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and

                                      15.

accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall not contain a qualification based on the records of the Company, its accounting controls or procedures or the scope of the audit, and which report shall state that such financial statements present fairly the financial condition of the Company as of such date and the results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

               (b) commencing with the fiscal period ending on September 30, 1996, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end audit adjustments and the absence of footnotes required by GAAP; and

               (c) annual budgets and such other financial and operating data which are customarily prepared by the Company, as the Purchaser reasonably may request.

          9.3  Inspection.  The Company shall and shall cause its Subsidiary to
               ----------
permit a representative of the Purchaser to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

          9.4  Back-Ups of Computer Software.  The Company shall and shall cause
               -----------------------------
its Subsidiary reasonably frequently to make back-ups of all material computer software programs and databases and shall maintain such software programs and databases at a secure off-site location.

          9.5  Books and Records.  The Company shall and shall cause its
               -----------------
Subsidiary to keep books of record and account, in which accurate entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied to the Company.

          9.6  Conversion of Preferred Stock.  In the event that the authorized
               -----------------------------
number of shares of Common Stock is not sufficient to permit the conversion of the issued and outstanding shares of the Preferred Stock, the Company shall use its best efforts to cause the Board of Directors and shareholders to approve an amendment of the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock to a number sufficient to permit such conversion.

                                      16.

                                   ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

          10.1 Lock-Up Period.  Purchaser agrees to sign a lock-up agreement in
               --------------
a form substantially similar to that attached hereto as Exhibit D.  Purchaser
                                                        ---------
understands that the form of lock-up agreement is the same as that presented to other of the Company's shareholders in connection with the Company's initial public offering of Common Stock.

          10.2 Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Purchased Shares or termination of this Agreement.

          10.3 Notices.  All notices, demands and other communications provided
               -------
for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

               (a)  if to SOFTBANK:

                    SOFTBANK Holdings Inc.
                    10 Langley Road, Suite 403
                    Newton Centre, MA  02159-1972
                    Telecopy:  (617) 928-9301
                    Attention:  Charles R. Lax

               with a copy to:

                    Sullivan & Cromwell
                    125 Broad Street
                    New York, NY  10004
                    Telecopy:  (212) 558-3588
                    Attention:  Stephen A. Grant, Esq.

               (b)  if to the Company;

                    E*Trade Group, Inc.
                    Four Embarcadero Place
                    2400 Geng Road
                    Palo Alto, CA 94306
                    Telecopy:  (415) 324-3044
                    Attention:  President

               with a copy to:

                    Brobeck, Phleger & Harrison
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, CA  94303
                    Telecopy:  (415) 496-2885
                    Attention:  Thomas A. Bevilacqua, Esq.

                                      17.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

          10.4 Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchaser may assign any of its rights under this Agreement to any of its Affiliates or affiliated partnerships managed by it. The Company may not assign any of its rights under this Agreement, except to a successor-in-interest to the Company, without the prior written consent of the Purchaser. Except as provided in Article 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

          10.5 Amendment and Waiver.
               --------------------

               (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Purchaser. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          10.6 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.7 Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          10.8  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          10.9 Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          10.10  Entire Agreement.  This Agreement, together with the exhibits
                 ----------------
and schedules hereto and the other Transaction Documents, is intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions,

                                      18.

promises, warranties or undertakings other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

          10.11  Fees.  Except as agreed between the Company and the Purchaser,
                 ----
each party will be responsible for the fees and expenses of its own counsel. If the Closing does not take place, each party shall bear its own expenses.

          10.12  Further Assurances.  Each of the parties shall execute such
                 ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       E*TRADE GROUP INC.


                                       By:
                                          --------------------------------------
                                             Name:
                                             Title:


                                       SOFTBANK HOLDINGS INC.


                                       By:
                                          --------------------------------------
                                             Name:
                                             Title:


                                      19.